Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



PHC, Inc.
Peabody, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated August 12, 2004 (except with respect to the matter discussed in Note M as to which the date is September 20, 2004) on the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.




/s/  BDO Seidman, LLP
______________________
     BDO Seidman, LLP
     Boston, Massachusetts

April 5, 2005





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